EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in the Kraft Foods Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated February 7, 2006 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our reports dated June 21, 2006 relating to the financial statements and supplemental schedules which appear in the Annual Reports of the Kraft Foods Global, Inc. Thrift Plan and the Kraft Foods Global, Inc. TIP Plan on Forms 11-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 31, 2006